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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our reports dated January 27, 1995 and October 2, 1995 for the Oberweis Emerging Growth Portfolio and the Oberweis Micro-Cap Portfolio, respectively, in the Registration Statement (Form N-1A) and related Prospectus of the Oberweis Emerging Growth Fund (to be renamed The Oberweis Funds), filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 10 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-9093) and in this Amendment No. 12 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-4854).






                                                       /s/ ERNST & YOUNG LLP
                                                           -----------------
                                                           ERNST & YOUNG LLP




Chicago, Illinois
October 11, 1995